ROSS STORES, INC.
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
authorizes Mark Askanas, General Counsel, Jane Marvin, Senior Vice President of Human Resources and John Call, Chief
Financial Officer, and their designees, Mary Tanner, Vice President of Human Resources, Chuck Kurth, Vice President of Finance and Treasurer and Ken Jew, Vice President and Corporate Counsel, of Ross Stores, Inc. (the "Company"), to
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer or director of the Company, Form ID Uniform Application for Access Codes to File on EDGAR, Forms 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and
Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 17 day of May, 2005.
/s/ Ken Caruana



 SV\340998.1